Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Diamondback Energy, Inc.

We have audited the accompanying consolidated balance sheets of Diamondback Energy, Inc. (a Delaware corporation) and subsidiaries (the “Company”) as of December 31, 2013 and 2012, and the related combined consolidated statements of operations, stockholders’/members’ equity, and cash flows for each of the three years in the period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of Diamondback Energy, Inc. and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2013, based on criteria established in the 1992 Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 19, 2014 (not included herein) expressed an unqualified opinion.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
February 19, 2014 (except for Note 18, as to which the date is September 12, 2014)

Diamondback Energy, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31,
	2013	2012
Assets	(In thousands, except par values and share data)
Current assets:
Cash and cash equivalents	$15,555	$26,358
Accounts receivable:
Joint interest and other	14,437	5,959
Oil and natural gas sales	23,533	8,081
Related party	1,303	772
Inventories	5,631	6,195
Deferred income taxes	112	1,857
Derivative instruments	213	—
Prepaid expenses and other	1,184	1,053
Total current assets	61,968	50,275

Property and equipment
Oil and natural gas properties, based on the full cost method of accounting ($369,561 and $121,245 excluded from amortization at December 31, 2013 and December 31, 2012, respectively)	1,648,360	697,742
Pipeline and gas gathering assets	6,142	—
Other property and equipment	4,071	2,337
Accumulated depletion, depreciation, amortization and impairment	(212,236)	(145,837)
	1,446,337	554,242

Derivative instruments	218	—
Other assets	13,091	2,184
Total assets	$1,521,614	$606,701
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable-trade	$2,679	$12,141
Accounts payable-related party	17	18,813
Accrued capital expenditures	74,649	29,397
Other accrued liabilities	34,750	10,649
Revenues and royalties payable	9,225	3,270
Derivative instruments	—	4,817
Note payable-short term	—	145
Total current liabilities	121,320	79,232

Long-term debt	460,000	193
Derivative instruments	—	388
Asset retirement obligations	2,989	2,125
Deferred income taxes	91,764	62,695
Total liabilities	676,073	144,633
Commitments and contingencies (Note 14)
Stockholders’ equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 47,106,216 issued and outstanding at December 31, 2013; 36,986,532 issued and outstanding at December 31, 2012	471	370
Additional paid-in capital	842,557	513,772
Retained earnings (accumulated deficit)	2,513	(52,074)
Total stockholders’ equity	845,541	462,068
Total liabilities and stockholders’ equity	$1,521,614	$606,701
See accompanying notes to combined consolidated financial statements.

Diamondback Energy, Inc. and Subsidiaries
Combined Consolidated Statements of Operations

	Year Ended December 31,
	2013	2012	2011
	(In thousands, except per share amounts)
Revenues:
Oil sales	$188,753	$65,704	$2,582
Oil sales - related party	—	—	38,873
Natural gas sales	3,715	1,369	1,061
Natural gas sales - related party	2,534	1,010	586
Natural gas liquid sales	8,304	3,839	3,169
Natural gas liquid sales - related party	4,696	3,040	1,604
Oil and natural gas services - related party	—	—	1,491
Total revenues	208,002	74,962	49,366
Costs and expenses:
Lease operating expenses	19,991	14,231	7,804
Lease operating expenses - related party	1,166	1,016	2,127
Production and ad valorem taxes	12,399	4,950	1,240
Production and ad valorem taxes - related party	500	287	1,792
Gathering and transportation	237	124	53
Gathering and transportation - related party	681	300	149
Oil and natural gas services	—	—	1,207
Oil and natural gas services - related party	—	—	526
Depreciation, depletion and amortization	66,597	26,273	15,601
General and administrative expenses (including non-cash stock based compensation, net of capitalized amounts, of $1,752, $2,477 and $438 for the years ended December 31, 2013, 2012 and 2011, respectively)	9,870	9,178	495
General and administrative expenses - related party	1,166	1,198	3,160
Asset retirement obligation accretion expense	201	98	65
Total costs and expenses	112,808	57,655	34,219
Income from operations	95,194	17,307	15,147
Other income (expense)
Interest income	1	3	11
Interest expense	(8,059)	(3,610)	(2,528)
Other income - related party	1,077	2,132	—
Gain (loss) on derivative instruments, net	(1,872)	2,617	(13,009)
Loss from equity investment	—	(67)	(7)
Total other income (expense), net	(8,853)	1,075	(15,533)
Income (loss) before income taxes	86,341	18,382	(386)
Provision for income taxes
Current	191	—	—
Deferred	31,563	54,903	—
Net income (loss)	$54,587	$(36,521)	$(386)
Earnings per common share
Basic	$1.30
Diluted	$1.29
Weighted average common shares outstanding
Basic	42,015
Diluted	42,255
See accompanying notes to combined consolidated financial statements.

Diamondback Energy, Inc. and Subsidiaries
Combined Consolidated Statements of Operations - Continued

Year Ended December 31,
2012
(In thousands, except per share amounts)
Pro forma information (unaudited)
Income before income taxes, as reported	$18,382
Pro forma provision for income taxes	6,553
Pro forma net income	$11,829

Pro forma earnings per common share
Basic	$0.60
Diluted	$0.60
Pro forma weighted average common shares outstanding
Basic	19,721
Diluted	19,724

See accompanying notes to combined consolidated financial statements.

Diamondback Energy, Inc. and Subsidiaries
Consolidated Statement of Stockholders’ Equity/Members’ Equity

					Retained
				Additional	Earnings/
	Member’s	Common Stock		Paid-in	(Accumulated
	Equity	Shares	Amount	Capital	Deficit)	Total
	(In thousands)
Balance, December 31, 2010	$115,362	—	$—	$—	$—	$115,362
Contributions	13,517	—	—	—	—	13,517
Equity based compensation	544	—	—	—	—	544
Net loss	(386)	—	—	—	—	(386)
Balance December 31, 2011	129,037	—	—	—	—	129,037

Contributions	4,008	—	—	—	—	4,008
Distributions of equity method investments	(10,504)	—	—	—	—	(10,504)
Equity based compensation	873	—	—	—	—	873
Earnings prior to merger	15,553	—	—	—	—	15,553
Common shares issued upon Merger	(138,967)	14,697	147	138,820	—	—
Common shares issued upon acquisition of Gulfport properties	—	7,914	79	138,417	—	138,496
Common shares issued at initial public offering, net of offering costs	—	14,375	144	234,000	—	234,144
Stock based compensation	—	—	—	2,535	—	2,535
Net loss subsequent to merger	—	—	—	—	(52,074)	(52,074)
Balance December 31, 2012	—	36,986	370	513,772	(52,074)	462,068

Stock based compensation	—	—	—	2,724	—	2,724
Tax benefits related to stock-based compensation	—	—	—	749	—	749
Common shares issued in public offering, net of offering costs	—	9,775	98	321,814	—	321,912
Exercise of stock options and vesting of restricted stock units	—	345	3	3,498	—	3,501
Net income	—	—	—	—	54,587	54,587
Balance December 31, 2013	$—	47,106	$471	$842,557	$2,513	$845,541

See accompanying notes to combined consolidated financial statements.

Diamondback Energy, Inc. and Subsidiaries
Combined Consolidated Statements of Cash Flows

	Year Ended December 31,
	2013	2012	2011
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$54,587	$(36,521)	$(386)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for deferred income taxes	31,563	54,903	—
Excess tax benefit from stock-based compensation	(749)	—	—
Asset retirement obligation accretion expense	201	98	65
Depreciation, depletion, and amortization	66,597	26,273	16,104
Amortization of debt issuance costs	1,018	494	250
Change in fair value of derivative instruments	(5,346)	(2,617)	13,009
Loss from equity investment	—	67	—
Equity based compensation expense	1,752	3,482	544
Gain on sale of assets	(39)	(37)	(23)
Changes in operating assets and liabilities:
Accounts receivable	(19,973)	(5,036)	(1,547)
Accounts receivable-related party	(532)	6,096	(4,133)
Inventories	554	(639)	(872)
Prepaid expenses and other	(271)	(606)	(202)
Accounts payable and accrued liabilities	20,588	7,151	2,656
Accounts payable and accrued liabilities-related party	(128)	(1,218)	830
Revenues and royalties payable	5,955	105	2,666
Revenues and royalties payable-related party	—	(2,303)	2,037
Net cash provided by operating activities	155,777	49,692	30,998
Cash flows from investing activities:
Additions to oil and natural gas properties	(278,809)	(90,415)	(58,160)
Additions to oil and natural gas properties-related party	(13,777)	(9,675)	(22,014)
Acquisition of Gulfport properties	(18,550)	(63,590)	—
Acquisition of mineral interests	(444,083)	—	—
Acquisition of leasehold interests	(177,343)	(11,707)	—
Additions to pipeline and gas gathering assets	(5,127)	—	—
Purchase of other property and equipment	(2,234)	(1,102)	(7,065)
Proceeds from sale of property and equipment	72	48	55
Settlement of non-hedge derivative instruments	(289)	(8,963)	(4,127)
Receipt on derivative margins	—	2,326	4,203
Deconsolidation of Bison	—	—	(10)
Proceeds from sale of membership interest in equity investment	—	—	6,010
Net cash used in investing activities	(940,140)	(183,078)	(81,108)
Cash flows from financing activities:
Proceeds from borrowings on credit facility	59,000	15,000	40,233
Repayment on credit facility	(49,000)	(100,000)	—
Proceeds from senior notes	450,000	—	—
Proceeds from note payable - related party	—	30,000	—
Payment of note payable - related party	—	(30,050)	—
Debt issuance costs	(12,361)	(450)	(770)
Public offering costs	(1,009)	(2,887)	(30)
Proceeds from public offering	322,680	237,164	—

Diamondback Energy, Inc. and Subsidiaries
Combined Consolidated Statements of Cash Flows - Continued

Exercise of stock options	3,501	—	—
Excess tax benefits of stock-based compensation	749	—	—
Contributions by members	—	4,008	13,517
Net cash provided by financing activities	773,560	152,785	52,950
Net increase (decrease) in cash and cash equivalents	(10,803)	19,399	2,840
Cash and cash equivalents at beginning of period	26,358	6,959	4,119
Cash and cash equivalents at end of period	$15,555	$26,358	$6,959

	Year Ended December 31,
	2013	2012	2011
	(In thousands)
Supplemental disclosure of cash flow information:
Interest paid, net of capitalized interest	$404	$3,017	$2,265
Supplemental disclosure of non-cash transactions:
Asset retirement obligation incurred	$226	$386	$297
Asset retirement obligation acquired	$471	$562	$—
Distribution of equity method investments	$—	$10,504	$—
Note payable exchanged for equipment	$—	$411	$—
Common stock issued as a result of the Gulfport transaction	$—	$138,496	$—
Post-closing adjustment payable as a result of the Gulfport transaction	$—	$18,550	$—

See accompanying notes to combined consolidated financial statements.

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements
(Amounts in thousands, except per share, per BOE and acreage amounts)

1.    ORGANIZATION
Diamondback Energy, Inc. (“Diamondback” or the “Company”) together with its subsidiaries, is an independent oil and gas company currently focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. Diamondback was incorporated in Delaware on December 30, 2011, and did not conduct any material business operations until October 11, 2012 when Diamondback merged with its parent entity, Diamondback Energy LLC, with Diamondback continuing as the surviving entity (the “Merger”). Prior to the Merger, Diamondback Energy LLC was a holding company and did not conduct any material business operations other than its ownership of Diamondback’s common stock and the membership interests in Diamondback O&G LLC (formerly known as Windsor Permian LLC, or “Windsor Permian”). As a result of the Merger, Windsor Permian became a wholly-owned subsidiary of Diamondback. Also on October 11, 2012, Wexford Capital LP (“Wexford”), our equity sponsor, caused all of the outstanding equity interests in Windsor UT LLC (“Windsor UT”) to be contributed to Windsor Permian prior to the Merger in a transaction referred to as the “Windsor UT Contribution”. The Windsor UT Contribution was treated as a combination of entities under common control with assets and liabilities transferred at their carrying amounts in a manner similar to a pooling of interests. The operations of Windsor Permian and Windsor UT, as limited liability companies, were not subject to federal income taxes. On the date of the Merger, a corresponding “first day” tax expense to net income from continuing operations was recorded to establish a net deferred tax liability for differences between the tax and book basis of Diamondback’s assets and liabilities. This charge was $54,142. The Company refers to the historical results of Windsor Permian and Windsor UT prior to October 11, 2012 as the “Predecessors”.
The subsidiaries of Diamondback, as of December 31, 2013, include Diamondback E&P LLC, a Delaware limited liability company, Diamondback O&G LLC, a Delaware limited liability company, and Viper Energy Partners LLC, a Delaware limited liability company. The subsidiaries are all wholly owned.
Immediately after the Merger on October 11, 2012, Diamondback acquired from Gulfport Energy Corporation (“Gulfport”) all of its oil and natural gas interests in the Permian Basin (the “Gulfport properties”) in exchange for shares of Diamondback common stock and a promissory note in a transaction referred to as the “Gulfport transaction”. The Gulfport transaction was treated as a business combination accounted for under the acquisition method of accounting with the identifiable assets and liabilities recognized at fair value on the date of transfer. See Note 3—Acquisitions for information regarding the acquisition.
On October 17, 2012, the Company completed its initial public offering (“IPO”) of 14,375 shares of common stock, which included 1,875 shares of common stock issued pursuant to an option to purchase additional shares granted to the underwriters. The stock was sold to the public at $17.50 per share and the Company received net proceeds of approximately $234,100 from the sale of these shares of common stock, net of offering expenses and underwriting discounts and commissions.
In the first quarter of 2013, Windsor UT merged with and into Windsor Permian and Windsor Permian, the surviving entity in the merger, was renamed Diamondback O&G LLC (“Diamondback O&G”).
On May 21, 2013, the Company completed an underwritten primary public offering of 5,175 shares of common stock, which included 675 shares of common stock issued pursuant to an option to purchase additional shares granted to the underwriters. The stock was sold to the public at $29.25 per share and the Company received net proceeds of approximately $144,439 from the sale of these shares of common stock, after offering expenses and underwriting discounts and commissions.
On June 24, 2013, Gulfport and certain entities controlled by Wexford completed an underwritten secondary public offering of 6,000 shares of the Company’s common stock and, on July 5, 2013, the underwriters purchased an additional 869 shares of the Company’s common stock from these selling stockholders pursuant to an option to purchase such additional shares granted to the underwriters. The shares were sold to the public at $34.75 per share and the selling stockholders received all proceeds from this offering.
In August 2013, the Company completed an underwritten public offering of 4,600 shares of common stock, which included 600 shares of common stock issued pursuant to an option to purchase additional shares granted to the underwriters. The stock was sold the public at $40.25 per share and the Company received net proceeds of

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

approximately $177,500 from the sale of these shares of common stock, after offering expenses and underwriting discounts and commissions.
In September 2013, the Company completed an offering of $450,000 principal amount of our 7.625% Senior Notes due 2021. See Note 7—Debt.
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
Transfers of a business between entities under common control are accounted for as if the transfer occurred at the beginning of the period, and prior years are retrospectively adjusted to furnish comparative information. As discussed above, the Windsor UT Contribution was accounted for as a transaction between entities under common control. Thus, the accompanying combined consolidated financial statements and related notes of the Company have been retrospectively adjusted to include the historical results of Windsor UT at historical carrying values and its operations prior to October 11, 2012, the effective date of the Windsor UT Contribution. The accompanying financial statements and related notes presented herein represent the combined results of operations and cash flows of the Predecessors through October 11, 2012, and the Company and its wholly-owned subsidiaries consolidated financial position, results of operations, cash flows and equity subsequent to October 11, 2012. All intercompany balances and transactions are eliminated in consolidation.
Use of Estimates
Certain amounts included in or affecting the Company’s combined consolidated financial statements and related disclosures must be estimated by management, requiring certain assumptions to be made with respect to values or conditions that cannot be known with certainty at the time the combined consolidated financial statements are prepared. These estimates and assumptions affect the amounts the Company reports for assets and liabilities and the Company’s disclosure of contingent assets and liabilities at the date of the combined consolidated financial statements. Actual results could differ from those estimates.
The Company evaluates these estimates on an ongoing basis, using historical experience, consultation with experts and other methods the Company considers reasonable in the particular circumstances. Nevertheless, actual results may differ significantly from the Company’s estimates. Any effects on the Company’s business, financial position or results of operations resulting from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known. Significant items subject to such estimates and assumptions include estimates of proved oil and natural gas reserves and related present value estimates of future net cash flows therefrom, the carrying value of oil and natural gas properties, asset retirement obligations, the fair value determination of acquired assets and liabilities, stock-based compensation, fair value estimates of commodity derivatives and estimates of income taxes.
Reclassifications
The Company has reclassified certain prior year amounts to conform with the current year’s presentation. The Company has reclassified ad valorem taxes from lease operating expenses to production and ad valorem taxes.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with a maturity of three months or less and money market funds to be cash equivalents. The Company maintains cash and cash equivalents in bank deposit accounts which, at times, may exceed the federally insured limits. The Company has not experienced any significant losses from such investments.
Accounts Receivable
Accounts receivable consist of receivables from joint interest owners on properties the Company operates and from sales of oil and natural gas production delivered to purchasers. The purchasers remit payment for production directly to the Company. Most payments are received within three months after the production date.
Accounts receivable are stated at amounts due from joint interest owners or purchasers, net of an allowance for doubtful accounts when the Company believes collection is doubtful. For receivables from joint interest owners, the Company typically has the ability to withhold future revenue disbursements to recover any non-payment of joint interest billings. Accounts receivable outstanding longer than the contractual payment terms are considered past due.

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

The Company determines its allowance by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, the debtor’s current ability to pay its obligation to the Company, the condition of the general economy and the industry as a whole. The Company writes off specific accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. No allowance was deemed necessary at December 31, 2013 or December 31, 2012.
Derivative Instruments
The Company is required to recognize its derivative instruments on the consolidated balance sheets as assets or liabilities at fair value with such amounts classified as current or long-term based on their anticipated settlement dates. The accounting for the changes in fair value of a derivative depends on the intended use of the derivative and resulting designation. The Company has not designated its derivative instruments as hedges for accounting purposes and, as a result, marks its derivative instruments to fair value and recognizes the cash and non-cash change in fair value on derivative instruments in the combined consolidated statements of operations.
Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, receivables, payables, derivatives, notes payable and senior notes. The carrying amount of cash and cash equivalents, receivables and payables approximates fair value because of the short-term nature of the instruments. The fair value of the revolving credit facility approximates its carrying value based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities. The note payable is carried at cost, which approximates fair value due to the nature of the instrument and relatively short maturity. The fair value of the senior notes are determined using quoted market prices. Derivatives are recorded at fair value (see Note 13—Fair Value Measurements).
Oil and Natural Gas Properties
The Company accounts for its oil and natural gas producing activities using the full cost method of accounting. Accordingly, all costs incurred in the acquisition, exploration and development of proved oil and natural gas properties, including the costs of abandoned properties, dry holes, geophysical costs and annual lease rentals are capitalized. Internal costs capitalized to the full cost pool represent management’s estimate of costs incurred directly related to exploration and development activities such as geological and other administrative costs associated with overseeing the exploration and development activities. All internal costs not directly associated with exploration and development activities are charged to expense as they are incurred. Sales or other dispositions of oil and natural gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded unless the ratio of cost to proved reserves would significantly change. Any income from services provided by subsidiaries to working interest owners of properties in which the Company also owns an interest, to the extent they exceed related costs incurred, are accounted for as reductions of capitalized costs of oil and natural gas properties proportionate to the Company’s investment in the subsidiary (see Note 6—Equity Method Investments). Depletion of evaluated oil and natural gas properties is computed on the units of production method, whereby capitalized costs plus estimated future development costs are amortized over total proved reserves. The average depletion rate per barrel equivalent unit of production was $24.63, $23.90 and $25.41 for the years ended December 31, 2013, 2012 and 2011, respectively. Depreciation, depletion and amortization expense for oil and natural gas properties was $65,821, $25,772 and $15,377 for the years ended December 31, 2013, 2012 and 2011, respectively.

Under the full cost method of accounting, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed a calculated “ceiling”. The ceiling limitation is the estimated after-tax future net cash flows from proved oil and natural gas reserves, discounted at 10%. Estimated future net cash flows exclude future cash flows associated with settling accrued asset retirement obligations. Estimated future net cash flows are calculated using an unweighted arithmetic average of commodity prices in effect on the first day of each of the previous 12 months, held flat for the life of the production. Any excess of the net book value of proved oil and natural gas properties, less related deferred income taxes, over the ceiling is charged to expense. No impairment on proved oil and natural gas properties was recorded for the years ended December 31, 2013, 2012 or 2011.
Costs associated with unevaluated properties are excluded from the full cost pool until the Company has made a determination as to the existence of proved reserves. The Company assesses all items classified as unevaluated property on an annual basis for possible impairment. The Company assesses properties on an individual basis or as a group if properties are individually insignificant. The assessment includes consideration of the following factors,

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

among others: intent to drill; remaining lease term; geological and geophysical evaluations; drilling results and activity; the assignment of proved reserves; and the economic viability of development if proved reserves are assigned. During any period in which these factors indicate an impairment, the cumulative drilling costs incurred to date for such property and all or a portion of the associated leasehold costs are transferred to the full cost pool and are then subject to amortization.
Other Property and Equipment
Other property and equipment is recorded at cost. The Company expenses maintenance and repairs in the period incurred. Upon retirements or disposition of assets, the cost and related accumulated depreciation are removed from the combined consolidated balance sheet with the resulting gains or losses, if any, reflected in operations. Depreciation of other property and equipment is computed using the straight line method over their estimated useful lives, which range from three to fifteen years. Depreciation expense was $776, $501 and $727 for the years ended December 31, 2013, 2012 and 2011, respectively.

Asset Retirement Obligations
The Company measures the future cost to retire its tangible long-lived assets and recognizes such cost as a liability for legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction or normal operation of a long-lived asset.
The Company records a liability relating to the retirement and removal of all assets used in their businesses. Asset retirement obligations represent the future abandonment costs of tangible assets, namely wells. The fair value of a liability for an asset’s retirement obligation is recorded in the period in which it is incurred if a reasonable estimate of fair value can be made and the corresponding cost is capitalized as part of the carrying amount of the related long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is depreciated over the useful life of the related asset. If the liability is settled for an amount other than the recorded amount, the difference is recorded in oil and natural gas properties.
Impairment of Long-Lived Assets
Other property and equipment used in operations are reviewed whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized only if the carrying amount of a long-lived asset is not recoverable from its estimated future undiscounted cash flows. An impairment loss is the difference between the carrying amount and fair value of the asset. The Company had no such impairment losses for the years ended December 31, 2013, 2012 or 2011.

Capitalized Interest
The Company capitalizes interest on expenditures made in connection with exploration and development projects that are not subject to current amortization. Interest is capitalized only for the period that activities are in progress to bring these projects to their intended use. Capitalized interest cannot exceed gross interest expense. The Company capitalized interest of $3,951 for the year ended December 31, 2013. During the years ended December 31, 2012 and 2011, the Company did not capitalize any interest expense.

Inventories
Inventories are stated at the lower of cost or market and consist of the following:

	December 31,
	2013	2012
Tubular goods and equipment	$5,631	$5,725
Crude oil	—	470
	$5,631	$6,195
The Company’s tubular goods and equipment is primarily comprised of oil and natural gas drilling or repair items such as tubing, casing and pumping units. The inventory is primarily acquired for use in future drilling or repair

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

operations and is carried at lower of cost or market. “Market”, in the context of inventory valuation, represents net realizable value, which is the amount that the Company is allowed to bill to the joint accounts under joint operating agreements to which the Company is a party. As of December 31, 2013, the Company estimated that all of its tubular goods and equipment will be utilized within one year.
Debt Issuance Costs
Other assets included capitalized costs of $12,458 and $1,115, net of accumulated amortization of $1,798 and $782, as of December 31, 2013 and 2012, respectively. The increase in 2013 related primarily to the $10,376 of costs incurred upon the issuance of the 7.625% Senior Notes due 2021. The costs associated with the Senior Notes are being amortized over the term of the Senior Notes using the effective interest method. The costs associated with our credit facility are being amortized over the term of the facility.
Other Accrued Liabilities
Other accrued liabilities consist of the following:

	December 31,
	2013	2012
Prepaid drilling liability	$16,491	$4,540
Interest payable	9,918	—
Lease operating expense payable	4,538	4,737
Current portion of asset retirement obligations	40	20
Other	3,763	1,352
	$34,750	$10,649
Revenue and Royalties Payable
For certain oil and natural gas properties, where the Company serves as operator, the Company receives production proceeds from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalties payable in the accompanying combined consolidated balance sheets. The Company recognizes revenue for only its net revenue interest in oil and natural gas properties.
Revenue Recognition
Oil and natural gas revenues are recorded when title passes to the purchaser, net of royalty interests, discounts and allowances, as applicable. The Company accounts for oil and natural gas production imbalances using the sales method, whereby a liability is recorded when the Company’s overtake volumes exceed its estimated remaining recoverable reserves. No receivables are recorded for those wells where the Company has taken less than its ownership share of production. The Company did not have any gas imbalances as of December 31, 2013 or December 31, 2012. Revenues from oil and natural gas services are recognized as services are provided.

Investments
Equity investments in which the Company exercises significant influence but does not control are accounted for using the equity method. Under the equity method, generally the Company’s share of investees’ earnings or loss is recognized in the statement of operations. The Company reviews its investments to determine if a loss in value which is other than a temporary decline has occurred. If such loss has occurred, the Company would recognize an impairment provision. There was no impairment for the Company’s equity investments for the years ended December 31, 2013 and 2012. For additional information on the Company’s investments, see Note 6—Equity Method Investments.

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

Accounting for Stock-Based Compensation
The Company grants various types of stock-based awards including stock options and restricted stock units. These plans and related accounting policies are defined and described more fully in Note 9—Stock and Equity Based Compensation. Stock compensation awards are measured at fair value on the date of grant and are expensed, net of estimated forfeitures, over the required service period.

Concentrations
The Company is subject to risk resulting from the concentration of its crude oil and natural gas sales and receivables with several significant purchasers. For the year ended December 31, 2013 two purchasers accounted for more than 10% of our revenue: Plains Marketing, L.P. (37%); and Shell Trading (US) Company (37%). For the year ended December 31, 2012, three purchasers accounted for more than 10% of our revenue: Plains Marketing, L.P. (53%); Occidental Energy Marketing, Inc. (16%); and Andrews Oil Buyers, Inc. (10%). For the year ended December 31, 2011, Windsor Midstream LLC, a related party, accounted for 79% of the Company’s revenue. The Company does not require collateral and does not believe the loss of any single purchaser would materially impact its operating results, as crude oil and natural gas are fungible products with well-established markets and numerous purchasers.

Environmental Compliance and Remediation
Environmental compliance and remediation costs, including ongoing maintenance and monitoring, are expensed as incurred. Liabilities are accrued when environmental assessments and remediation are probable, and the costs can be reasonably estimated.

Income Taxes
Diamondback uses the asset and liability method of accounting for income taxes, under which deferred tax assets and liabilities are recognized for the future tax consequences of (1) temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and (2) operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are based on enacted tax rates applicable to the future period when those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period the rate change is enacted. A valuation allowance is provided for deferred tax assets when it is more likely than not the deferred tax assets will not be realized.
The Company and the Predecessor are subject to margin tax in the state of Texas. During the years ended December 31, 2013, 2012 and 2011, there was no margin tax expense. The Company’s 2009, 2010, 2011, 2012 and 2013 federal income tax and state margin tax returns remain open to examination by tax authorities. As of December 31, 2013 and December 31, 2012, the Company had no unrecognized tax benefits that would have a material impact on the effective rate. The Company is continuing its practice of recognizing interest and penalties related to income tax matters as interest expense and general and administrative expenses, respectively. During the years ended December 31, 2013, 2012 and 2011, there was no interest or penalties associated with uncertain tax positions recognized in the Company’s combined consolidated financial statements.

Unaudited Pro Forma Income Taxes
Diamondback was formed as a holding company on December 30, 2011, and did not conduct any material business operations prior to the Merger. Diamondback is a C-Corporation under the Internal Revenue Code and is subject to income taxes. The Company computed a pro forma income tax provision as if the Company and the Predecessors were subject to income taxes since December 31, 2011. The pro forma tax provision has been calculated at a rate based upon a federal corporate level tax rate and a state tax rate, net of federal benefit, incorporating permanent differences.
Unaudited Pro Forma Earnings per Share
The Company’s pro forma basic earnings per share amounts have been computed based on the weighted-average number of shares of common stock outstanding for the period, as if the common shares issued upon the Merger were outstanding for the entire year. Diluted earnings per share reflects the potential dilution, using the treasury stock method, which assumes that options were exercised and restricted stock awards and units were fully vested. During periods in which the Company realizes a net loss, options and restricted stock awards would not be dilutive to net loss per share and conversion into common stock is assumed not to occur.

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

3.    ACQUISITIONS
2013 Activity
In September 2013, the Company completed two separate acquisitions of additional leasehold interests in the Permian Basin from unrelated third party sellers for an aggregate purchase price of $165,000, subject to certain adjustments. The first of these acquisitions closed on September 4, 2013, when the Company acquired certain assets located in northwestern Martin County, Texas, consisting of a 100% working interest (80% net revenue interest) in 4,506 gross and net acres. The second of these acquisitions closed on September 26, 2013, when the Company acquired certain assets located primarily in southwestern Dawson County, Texas, consisting of a 71% working interest (55% net revenue interest) in 9,390 gross (6,638 net) acres. These acquisitions were funded with a portion of the net proceeds from the August 2013 equity offering discussed in Note 1—Organization.

On September 19, 2013, the Company completed the acquisition of the mineral interests underlying approximately 15,000 gross (12,500 net) acres in Midland County, Texas in the Permian Basin. The mineral interests entitle the Company to receive an average 19.5% royalty interest on all production from this acreage with no additional future capital or operating expense required. The acquisition was accounted for as an acquisition of assets. The $440,000 purchase price was funded with the net proceeds of the Company’s offering of Senior Notes discussed in Note 7—Debt.

2012 Activity
On October 11, 2012, the Company completed the acquisition of Gulfport’s oil and natural gas interests in the Permian Basin. The acquisition was accounted for according to the acquisition method, which requires the recording of net assets acquired and consideration transferred at fair value.
The acquisition-date fair value of the consideration transferred totaled $220,636, which consisted of the following:

Common Stock (7,914 shares)	$138,496
Promissory note paid in full from IPO proceeds	63,590
Closing adjustment payable	18,550
Total	$220,636
The fair value of the 7,914 common shares issued was determined based on the IPO pricing of $17.50 per common share on October 11, 2012. The closing adjustment payable balance is a result of the working capital adjustment.
The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date. As shown above, consideration transferred in the transaction was $220,636, resulting in no goodwill or bargain purchase gain.

Proved oil and natural gas properties	$115,760
Unevaluated oil and natural gas properties	111,373
Asset retirement obligations	(562)
Deferred income tax liability	(5,935)
Total fair value of net assets	$220,636

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

The Company has included in its combined consolidated statements of operations revenues of $7,353 and direct operating expenses of $2,260 for the period from October 11, 2012 to December 31, 2012 due to the acquisition. The disclosure of net earnings is impracticable to calculate due to the full cost method of depletion. The following unaudited summary pro forma combined consolidated statements of operations data of Diamondback for the years ended December 31, 2012 and 2011 have been prepared to give effect to the acquisition as if it had occurred on January 1, 2011. The pro forma data are not necessarily indicative of financial results that would have been attained had the acquisition occurred on January 1, 2011. The pro forma data also necessarily exclude various operation expenses related to the Gulfport properties and such financial statements should not be viewed as indicative of operations in future periods.

	Pro Forma
	(Unaudited)
	Year Ended December 31,
	2012	2011
Pro forma total revenues	$97,455	$72,418
Pro forma income from operations	24,064	23,189
Pro forma net income	(29,764)	7,666	(1)
(1) For 2011, this amount does not include a pro forma income tax provision relating to becoming subject to income taxes as a result of the Merger.
4.    PROPERTY AND EQUIPMENT
Property and equipment includes the following:

	December 31,
	2013	2012
Oil and natural gas properties:
Subject to depletion	$1,278,799	$576,497
Not subject to depletion-acquisition costs
Incurred in 2013	279,353	—
Incurred in 2012	87,252	117,395
Incurred in 2011	1,598	1,670
Incurred in 2010	1,358	1,647
Incurred in 2009	—	533
Total not subject to depletion	369,561	121,245

Gross oil and natural gas properties	1,648,360	697,742
Less accumulated depreciation, depletion, amortization and impairment	(210,837)	(145,102)
Oil and natural gas properties, net	1,437,523	552,640

Pipeline and gas gathering assets	6,142	—

Other property and equipment	4,071	2,337
Less accumulated depreciation	(1,399)	(735)
Other property and equipment, net	2,672	1,602

Property and equipment, net of accumulated depreciation, depletion, amortization and impairment	$1,446,337	$554,242
Internal costs capitalized to the full cost pool represent management’s estimate of costs incurred directly related to exploration and development activities such as geological and other administrative costs associated with overseeing the exploration and development activities. All internal costs not directly associated with exploration and development activities were charged to expense as they were incurred. Capitalized internal costs were approximately $5,348, $4,872 and $871 for the years ended December 31, 2013, 2012 and 2011, respectively. Costs associated with unevaluated properties are excluded from the full cost pool until the Company has made a determination as to the existence of proved reserves. The inclusion of the Company’s unevaluated costs into the amortization base is expected to be completed within three to five years.

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

5.    ASSET RETIREMENT OBLIGATIONS
The following table describes the changes to the Company’s asset retirement obligation liability for the following periods:

	Year Ended December 31,
	2013	2012	2011
Asset retirement obligation, beginning of period	$2,145	$1,104	$742
Additional liability incurred	226	201	297
Liabilities acquired	471	562	—
Liabilities settled	(14)	(5)	—
Accretion expense	201	98	65
Revisions in estimated liabilities	—	185	—
Asset retirement obligation, end of period	3,029	2,145	1,104
Less current portion	40	20	—
Asset retirement obligations - long-term	$2,989	$2,125	$1,104
The Company’s asset retirement obligations primarily relate to the future plugging and abandonment of wells and related facilities. The Company estimates the future plugging and abandonment costs of wells, the ultimate productive life of the properties, a risk-adjusted discount rate and an inflation factor in order to determine the current present value of this obligation. To the extent future revisions to these assumptions impact the present value of the existing asset retirement obligation liability, a corresponding adjustment is made to the oil and natural gas property balance.
6.    EQUITY METHOD INVESTMENTS
Bison Drilling and Field Services LLC
On November 15, 2010, the Company formed a wholly owned subsidiary, Bison Drilling and Field Services LLC (“Bison”), formerly known as Windsor Drilling LLC. In addition, on March 2, 2010, the Company formed a wholly owned subsidiary, West Texas Field Services LLC, which, on January 1, 2011, contributed all of its assets and liabilities to Bison and West Texas Field Services LLC was subsequently dissolved on June 12, 2012. Bison owns and operates drilling rigs and various oil and natural gas well servicing equipment.
Beginning on March 31, 2011, various related party investors contributed capital to Bison diluting the Company’s ownership interest. As of June 15, 2012, the Company distributed its remaining 22% interest in Bison to an entity which is controlled and managed by Wexford. As the transaction was between entities under common control, the Company recognized the distribution of $6,437 as an equity transaction. Bison continues to be a related party with the Company.
Muskie Holdings LLC
During 2011, the Company paid approximately $4,200 for land and various other capital items related to the land. On October 7, 2011, the Company contributed these assets to a newly formed entity, Muskie Holdings LLC (“Muskie”), a Delaware limited liability company now known as Muskie Proppant LLC, for a 48.6% equity interest. Through additional contributions to Muskie from a related party and various Wexford portfolio companies, the Company’s interest in Muskie decreased to 33% as of June 15, 2012. Muskie generated a loss during the period from January 1, 2012 through June 15, 2012 and the Company recorded its share of this loss.
As of June 15, 2012, the Company distributed its remaining interest in Muskie to an entity which is controlled and managed by Wexford. As the transaction was between entities under common control, the Company recognized the distribution of $4,067 as an equity transaction. Muskie continues to be a related party with the Company.

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

7.    DEBT
Long-term debt consisted of the following:

	December 31,
	2013	2012
Revolving credit facility	$10,000	$—
7.625 % Senior Notes due 2021	450,000	—
Note Payable	—	338
Total long-term debt	460,000	338
Less current portion of long-term debt	—	(145)
Long-term debt, net of current portion	$460,000	$193
Senior Notes
On September 18, 2013, the Company completed an offering of $450,000 in aggregate principal amount of 7.625% senior unsecured notes due 2021 (the “Senior Notes”). The Senior Notes bear interest at the rate of 7.625% per annum, payable semi-annually, in arrears on April 1 and October 1 of each year, commencing on April 1, 2014 and will mature on October 1, 2021. The Senior Notes are fully and unconditionally guaranteed by the Company’s subsidiaries. The net proceeds from the Senior Notes were used to fund the acquisition of mineral interests underlying approximately 15,000 gross (12,500 net) acres in Midland County, Texas in the Permian Basin.
The Senior Notes were issued under, and are governed by, an indenture among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as the trustee (the “Indenture”). The Indenture contains certain covenants that, subject to certain exceptions and qualifications, among other things, limit the Company’s ability and the ability of the restricted subsidiaries to incur or guarantee additional indebtedness, make certain investments, declare or pay dividends or make other distributions on, or redeem or repurchase, capital stock, prepay subordinated indebtedness, sell assets including capital stock of subsidiaries, agree to payment restrictions affecting the Company’s restricted subsidiaries, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets, enter into transactions with affiliates, incur liens, engage in business other than the oil and gas business and designate certain of the Company’s subsidiaries as unrestricted subsidiaries. If the Company experiences certain kinds of changes of control or if it sells certain of its assets, holders of the Senior Notes may have the right to require the Company to repurchase their Senior Notes.
The Company will have the option to redeem the Senior Notes, in whole or in part, at any time on or after October 1, 2016 at the redemption prices (expressed as percentages of principal amount) of 105.719% for the 12-month period beginning on October 1, 2016, 103.813% for the 12-month period beginning on October 1, 2017, 101.906% for the 12-month period beginning on October 1, 2018 and 100.000% beginning on October 1, 2019 and at any time thereafter with any accrued and unpaid interest to, but not including, the date of redemption. In addition, prior to October 1, 2016, the Company may redeem all or a part of the Senior Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium at the redemption date. Furthermore, before October 1, 2016, the Company may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the Senior Notes with the net cash proceeds of certain equity offerings at a redemption price of 107.625% of the principal amount of the Senior Notes being redeemed plus any accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the Senior Notes originally issued under the Indenture remains outstanding immediately after such redemption and the redemption occurs within 120 days of the closing date of such equity offering.
In connection with the issuance of the Senior Notes, the Company and the subsidiary guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the initial purchasers on September 18, 2013, pursuant to which the Company and the subsidiary guarantors have agreed to file a registration statement with respect to an offer to exchange the Senior Notes for a new issue of substantially identical debt securities registered under the Securities Act. Under the Registration Rights Agreement, the Company also agreed to use its commercially reasonable efforts to cause the exchange offer registration statement to become effective within 360 days after the issue date of the Senior Notes and to consummate the exchange offer 30 days after effectiveness. The Company may be required to file a shelf registration statement to cover resales of the Senior Notes under certain circumstances. If the Company fails to satisfy certain of its obligations under the Registration Rights Agreement, the

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

Company agreed to pay additional interest to the holders of the Senior Notes as specified in the Registration Rights Agreement.

Credit Facility-Wells Fargo Bank
On October 15, 2010, the Company entered into a secured revolving credit agreement with BNP Paribas, or BNP, as the administrative agent, sole book runner and lead arranger. On May 10, 2012, the revolving credit agreement was amended to provide for the resignation of BNP, and the appointment of Wells Fargo Bank, National Association, as administrative agent for the lenders. The credit agreement was amended and restated as of July 24, 2012 and again as of November 1, 2013. The credit agreement, as so amended and restated, provides for a revolving credit facility in the maximum amount of $600,000, subject to scheduled semi-annual and other elective collateral borrowing base redeterminations based on the Company’s oil and natural gas reserves and other factors (the “borrowing base”). The borrowing base is scheduled to be re-determined semi-annually with effective dates of April 1st and October 1st. In addition, the Company may request up to three additional redeterminations of the borrowing base during any 12-month period. As of December 31, 2013, the borrowing base was $225,000. As of December 31, 2013, the Company had outstanding borrowings of $10,000 which bore a weighted average interest rate of 1.67%.

The outstanding borrowings under the credit agreement bear interest at a rate elected by the Company that is based on the prime rate or LIBOR plus margins ranging from 0.50% for prime-based loans and 1.50% for LIBOR loans to 1.50% for prime-based loans and 2.50% for LIBOR loans, in each case depending on the amount of the loan outstanding in relation to the borrowing base. The Company is obligated to pay a quarterly commitment fee ranging from 0.375% to 0.500% per year on the unused portion of the borrowing base, which fee is also dependent on the amount of the loan outstanding in relation to the borrowing base. Loan principal may be optionally repaid from time to time without premium or penalty (other than customary LIBOR breakage), and is required to be paid (a) if the loan amount exceeds the borrowing base, whether due to a borrowing base redetermination or otherwise (in some cases subject to a cure period) and (b) at the maturity date of November 1, 2018. The loan is secured by substantially all of the assets of the Company and its subsidiaries.

The credit agreement contains various affirmative, negative and financial maintenance covenants. These covenants, among other things, limit additional indebtedness, additional liens, sales of assets, mergers and consolidations, dividends and distributions, transactions with affiliates and entering into certain swap agreements and require the maintenance of the financial ratios described below.

Financial Covenant	Required Ratio
Ratio of total debt to EBITDAX	Not greater than 4.0 to 1.0
Ratio of current assets to liabilities, as defined in the credit agreement	Not less than 1.0 to 1.0
EBITDAX will be annualized beginning with the quarter ended September 30, 2013 and ending with the quarter ending March 31, 2014.

The covenant prohibiting additional indebtedness allows for the issuance of unsecured debt of up to $750,000 in the form of senior or senior subordinated notes and, in connection with any such issuance, the reduction of the borrowing base by 25% of the stated principal amount of each such issuance. A borrowing base reduction in connection with such issuance may require a portion of the outstanding principal of the loan to be repaid. As of December 31, 2013, the Company had $450,000 of senior notes outstanding.

As of December 31, 2013 and December 31, 2012, the Company was in compliance with all financial covenants under its revolving credit facility, as then in effect. The lenders may accelerate all of the indebtedness under the Company’s revolving credit facility upon the occurrence and during the continuance of any event of default. The credit agreement contains customary events of default, including non-payment, breach of covenants, materially incorrect representations, cross-default, bankruptcy and change of control. There are no cure periods for events of default due to non-payment of principal and breaches of negative and financial covenants, but non-payment of interest and breaches of certain affirmative covenants are subject to customary cure periods.
Note Payable
The Company entered into an installment payment contract with EMC Corporation for the purchase of computer equipment. The contract is payable in equal installments over a period of 36 months. The Company repaid all

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

outstanding borrowings under this note in 2013 and, as of December 31, 2013, had no amounts outstanding under this note. As of December 31, 2012, the Company had amounts outstanding under this note of $338.

Subordinated Note
Effective May 14, 2012, the Company issued a subordinated note to an affiliate of Wexford pursuant to which, as amended, the Wexford affiliate could, from time to time, advance up to an aggregate of $45,000. These advances were solely at the lender’s discretion and neither Wexford nor any of its affiliates had any commitment or obligation to provide further capital support to the Company. The note bore interest at a rate equal to LIBOR plus 0.28% or 8% per annum, whichever was lower. Interest was due quarterly in arrears beginning on July 1, 2012. Interest payments were payable in kind by adding such amounts to the principal balance of the note. The unpaid principal balance and all accrued interest on the note was due and payable in full on January 31, 2015 or the earlier completion of an initial public offering. Any indebtedness evidenced by this note was subordinate in the right of payment to any indebtedness outstanding under the Company’s revolving credit facility. Prior to the completion of the IPO, there was $30,050 in aggregate principal and interest outstanding under this note. In connection with the IPO, the Company repaid all outstanding borrowings under the subordinated note and the subordinated note was canceled.

Interest expense
The following amounts have been incurred and charged to interest expense for the years ended December 31, 2013, 2012 and 2011:

	Year Ended December 31,
	2013	2012	2011
Cash payments for interest	$404	$3,017	$2,265
Amortization of debt issuance costs	1,018	494	250
Accrued interest related to the Senior Notes	9,913	—	—
Change in accrued interest and other	675	99	13
Interest charges incurred	12,010	3,610	2,528
Less capitalized interest	(3,951)	—	—
Total interest expense	$8,059	$3,610	$2,528

8.    EARNINGS PER SHARE & PRO FORMA EARNINGS PER SHARE

Earnings Per Share
The Company’s basic earnings per share amounts have been computed based on the weighted-average number of shares of common stock outstanding for the period. A reconciliation of the components of basic and diluted earnings per common share is presented in the table below:

	2013
			Per
	Income	Shares	Share
	(Per share amounts in actual dollars)
Basic:
Net income attributable to common stock	$54,587	42,015	$1.30
Effect of Dilutive Securities:
Dilutive effect of potential common shares issuable	$—	240
Diluted:
Net income attributable to common stock	$54,587	42,255	$1.29

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

Pro Forma Earnings Per Share
The Company’s pro forma basic earnings per share amounts have been computed based on the weighted-average number of shares of common stock outstanding for the period, as if the common shares issued upon the Merger were outstanding for the entire year. A reconciliation of the components of pro forma basic and diluted earnings per common share is presented in the table below:

	2012
			Per
	Income	Shares	Share
	(Per share amounts in actual dollars)
Basic:
Pro forma net income attributable to common stock	$11,829	19,721	$0.60
Effect of Dilutive Securities:
Dilutive effect of potential common shares issuable	$—	3
Diluted:
Pro forma net income attributable to common stock	$11,829	19,724	$0.60

9.    STOCK AND EQUITY BASED COMPENSATION
On October 10, 2012, the Board of Directors approved the Diamondback Energy, Inc. 2012 Equity Incentive Plan (the “2012 Plan”), which is intended to provide eligible employees with equity-based incentives. The 2012 Plan provides for the granting of incentive stock options, nonstatutory stock options, restricted awards (restricted stock and restricted stock units), performance awards, and stock appreciation rights, or any combination of the foregoing. A total of 2,500 shares of the Company’s common stock has been reserved for issuance pursuant to this plan. Previous to the 2012 Plan, each of the Company’s Executive Officers was provided with an option to acquire a percentage membership interest in Windsor Permian. In connection with the IPO and the 2012 Plan, these options were canceled and replaced with the right to receive a cash payment, restricted stock units and stock options. Such grant of new awards was deemed to be a modification of old awards and was accounted for as a modification of the original awards. The modification date for these awards was October 11, 2012, which was the date the Company’s IPO was priced at $17.50 per share. Eight employees were affected by this modification. As a result of the modification, incremental compensation cost of $4,588 was recognized on the modification date to recognize the portion of awards that are vested and includes cash payments of $2,813. In addition to the compensation expense recognized on the modification date, $5,866 of compensation expense will be recognized over the remaining service period and a liability of $333 was recognized ratably over one year as the Company’s chief executive officer received a cash payment on the first anniversary date of the IPO. The modification did not change the original vesting or exercise periods. As a result, options vest in four substantially equal annual installments commencing on the first anniversary of the original date of grant and are exercisable for 5 years from the original date of grant.
The following table presents the effects of the equity and stock based compensation plans and related costs:

	2013	2012	2011
General and administrative expenses	$2,983	$3,757	$438
Stock based compensation capitalized pursuant to full cost method of accounting for oil and natural gas properties	972	2,537	106
Related income tax benefit	704	930	—

Stock Options
In accordance with the 2012 Plan, the exercise price of stock options granted may not be less than the market value of the stock at the date of grant. The shares issued under the 2012 Plan will consist of new shares of Company stock. Unless otherwise specified in an agreement, options become exercisable ratably over a five-year period. However, as

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

described above, options associated with the modification vest in 4 substantially equal annual installments and are exercisable for 5 years from the date of grant.
The fair value of the stock options on the date of grant is expensed over the applicable vesting period. The Company estimates the fair values of stock options granted using a Black-Scholes option valuation model, which requires the Company to make several assumptions. The Company does not have a long history of market prices, thus the expected volatility was determined using the historical volatility for a peer group of companies. The expected term of options granted was determined based on the contractual term of the awards and remaining vesting term at the modification date. The risk-free interest rate is based on the U.S. treasury yield curve rate for the expected term of the option at the date of grant. The Company does not anticipate paying cash dividends; therefore, the expected dividend yield was assumed to be zero. All such amounts represent the weighted-average amounts for each year.

	2013	2012
Grant-date fair value	$6.51	$4.41
Expected volatility	36.9%	40.0%
Expected dividend yield	0.0%	0.0%
Expected term (in years)	3.8	3.8
Risk-free rate	0.57%	0.33%

The following table presents the Company’s stock option activity under the 2012 Plan for the year ended December 31, 2013:

		Weighted Average
		Exercise	Remaining	Intrinsic
	Options	Price	Term	Value
			(In years)
Outstanding at December 31, 2012	850	$17.50
Granted	63	$22.72
Exercised	(200)	$17.50
Expired/Forfeited	—	$—
Outstanding at December 31, 2013	713	$17.96	2.69	$24,895

Vested and Expected to vest at December 31, 2013	713	$17.96	2.69	$24,895
Exercisable at December 31, 2013	250	$17.50	2.11	$8,843
The aggregate intrinsic value of stock options that were exercised during 2013 was $5,717. As of December 31, 2013, the unrecognized compensation cost related to unvested stock options was $1,718. Such cost is expected to be recognized over a weighted-average period of 1.7 years.
Restricted Stock Awards and Units
Under the 2012 Plan, approved by the Board of Directors, the Company is authorized to issue restricted stock and restricted stock units to eligible employees. The Company estimates the fair values of restricted stock awards and units as the closing price of the Company’s common stock on the grant date of the award, which is expensed over the applicable vesting period. The following table presents a summary of the Company’s restricted stock awards and units.

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

The following table presents the Company’s restricted stock awards and units activity under the 2012 Plan for the year ended December 31, 2013:

		Weighted Average
	Restricted Stock	Grant-Date
	Awards & Units	Fair Value
Unvested at December 31, 2012	206	$17.50
Granted	11	$41.66
Vested	(81)	$18.03
Forfeited	(4)	$17.50
Unvested at December 31, 2013	132	$19.20
The aggregate fair value of restricted stock units that vested in 2013 and 2012 was $3,310 and $1,269, respectively. As of December 31, 2013, the Company’s unrecognized compensation cost related to unvested restricted stock awards and units was $2,053. Such cost is expected to be recognized over a weighted-average period of 1.4 years.
Equity-Based Compensation
During the year ended December 31, 2011, Windsor Permian granted to its executive officers options to acquire membership interests in Windsor Permian. Such options vested in four equal annual installments commencing on the first anniversary of the date of grant and were exercisable for five years from the date of grant. Summarized below are the grant dates with the total exercise prices and total fair values of the underlying options:

Grants Made During the Months Ended	Membership Interest Granted	Exercise Price	Fair Value at Date of Grant
April 2011	1.00%	$3,600	$1,453
August 2011	1.20%	6,000	1,384
September 2011	1.25%	5,900	1,533
November 2011	0.25%	1,250	288
	3.70%	$16,750	$4,658
At December 31, 2011, the intrinsic value for all outstanding options was $113 and the weighted-average remaining contractual terms were 4.6 years. Also, at December 31, 2011, no options were exercisable.
The Company accounted for such options issued using a fair-value-based method calculated on the grant-date of the award. The resulting cost was recognized on a straight-line basis over the vesting period of the entire option.
The fair value of the options issued was estimated using the Black-Scholes option-pricing model. One of the inputs to this model was the estimate of the fair value of the underlying membership interest on the date of grant. The other inputs include an estimate of the expected volatility of the membership interest, an option’s expected term, the risk-free interest rate over the option’s expected term, the option’s exercise price and expectations regarding dividends.
Windsor Permian did not have a history of market prices for its membership interests because such interests were not publicly traded. The expected volatility was determined using the historical volatility for a peer group of companies. The expected term for options issued was determined based on the contractual term of the awards. The weighted-average risk-free interest rate was based on the daily U.S. treasury yield curve rate whose term was consistent with the expected life of the options. Windsor Permian did not anticipate paying cash dividends; therefore, the expected dividend yield was assumed to be zero.

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

A summary of the significant assumptions used to estimate the fair value of the options to acquire membership interests during the year ended December 31, 2011 was as follows:

Expected term	5 years
Risk-free interest rate	0.96%
Expected volatility	45.5%
Expected dividend yield	0.00%
These equity-based awards were canceled and replaced with the right to receive a cash payment, restricted stock units and stock options as described in the above sections of this Note.
10.    RELATED PARTY TRANSACTIONS

Administrative Services
An entity under common management provided technical, administrative and payroll services to the Company under a shared services agreement which began March 1, 2008. Through December 31, 2011, amounts charged to the Company included those costs directly attributable to the Company as well as indirect costs allocated to the Company. The reimbursement amount for indirect costs is determined by the affiliate’s management based on estimates of time devoted to the Company. The initial term of this shared service agreement was two years. Since the expiration of such two-year period on March 1, 2010, the agreement by its terms, continued on a month-to-month basis. For the years ended December 31, 2013, 2012 and 2011, the Company incurred total costs of $207, $4,419 and $10,110, respectively. Costs incurred unrelated to drilling activities are expensed and costs incurred in the acquisition, exploration and development of proved oil and natural gas properties have been capitalized. The expensed costs were partially offset in general and administrative expenses by overhead reimbursements of $2,548 and $1,954 for the years ended December 31, 2012 and 2011, respectively. As of December 31, 2013 and December 31, 2012, the Company owed the administrative services affiliate $17 and $13, respectively. These amounts are included in accounts payable-related party in the accompanying consolidated balance sheets.

Effective January 1, 2012, the Company entered into an additional shared services agreement with this entity. Under this agreement, the Company provides this entity and, at its request, certain affiliates, with consulting, technical and administrative services. The initial term of the additional shared services agreement is two years. Upon expiration of the initial term the agreement will continue on a month-to-month basis until canceled by either party upon thirty days prior written notice. Costs that are attributable to and billed to other affiliates are reported as other income-related party. For the years ended December 31, 2013 and 2012, the affiliate reimbursed the Company $1,077 and $2,132, respectively for services under the shared services agreement. As of December 31, 2013 and December 31, 2012, the affiliate owed the Company no amounts and $1, respectively. These amounts are included in accounts receivable-related party in the accompanying consolidated balance sheets.
Operating Services
The Company is the operator of substantially all of its properties. As operator of these properties, the Company is responsible for the daily operations, monthly operation billings and monthly revenue disbursements for the properties.
As of December 31, 2013 and December 31, 2012, amounts due from an affiliate (a greater than 5% stockholder) related to joint interest billings and included in accounts receivable-related party in the accompanying consolidated balance sheets were no amounts and $742, respectively.
Drilling Services
Bison has performed drilling and field services for the Company under master drilling and field service agreements. Under the Company’s most recent master drilling agreement with Bison, effective as of January 1, 2013, Bison committed to accept orders from the Company for the use of at least two of its rigs. At December 31, 2013, Bison was providing drilling services to the Company using one of its rigs. This master drilling agreement is terminable by either party on 30 days prior written notice, although neither party will be relieved of its respective obligations arising from a drilling contract being performed prior to the termination of the master drilling agreement. For the

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

three months ended March 31, 2011, Bison was a wholly owned subsidiary and intercompany amounts were eliminated in consolidation. For the years ended December 31, 2013, 2012 and 2011 the Company incurred total costs of $13,921, $16,040 and $16,357, respectively, payable to Bison. The Company owed Bison no amounts as of December 31, 2013 and $120 as of December 31, 2012.
Effective September 9, 2013, the Company entered into a master service agreement with Panther Drilling Systems LLC (“Panther Drilling”), an entity controlled by Wexford. Panther Drilling provides directional drilling and other services. This master service agreement is terminable by either party on 30 days prior written notice, although neither party will be relieved of its respective obligations arising from work performed prior to the termination of the master service agreement. In the third quarter 2013, the Company began using Panther Drilling’s directional drilling services. For the year ended December 31, 2013, the Company incurred $176 for services performed by Panther Drilling. The Company owed Panther Drilling no amounts as of December 31, 2013.
Marketing Services
The Company entered into an agreement on March 1, 2009 with an entity under common management that purchased and received a significant portion of the Company’s oil volumes. December 1, 2011, the Company ceased all sales of its production under this agreement and effective January 1, 2012 the agreement with the affiliate was canceled. The Company’s revenues from the affiliate were $38,873 for the year ended December 31, 2011, and such amounts are included in oil sales–related party in the accompanying combined consolidated statements of operations.
Coronado Midstream
The Company is party to a gas purchase agreement, dated May 1, 2009, as amended, with Coronado Midstream LLC (“Coronado Midstream”), formerly known as MidMar Gas LLC, an entity affiliated with Wexford that owns a gas gathering system and processing plant in the Permian Basin. Under this agreement, Coronado Midstream is obligated to purchase from the Company, and the Company is obligated to sell to Coronado Midstream, all of the gas conforming to certain quality specifications produced from certain of the Company’s Permian Basin acreage. Following the expiration of the initial ten year term, the agreement will continue on a year-to-year basis until terminated by either party on 30 days’ written notice. Under the gas purchase agreement, Coronado Midstream is obligated to pay the Company 87% of the net revenue received by Coronado Midstream for all components of the Company’s dedicated gas, including the liquid hydrocarbons, and the sale of residue gas, in each case extracted, recovered or otherwise processed at Coronado Midstream’s gas processing plant, and 94.56% of the net revenue received by Coronado Midstream from the sale of such gas components and residue gas, extracted, recovered or otherwise processed at Chevron’s Headlee plant. The Company recognized revenues from Coronado Midstream of $7,230, $4,050 and $2,190 for the years ended December 31, 2013, 2012 and 2011, respectively. As of December 31, 2013 and December 31, 2012, Coronado Midstream owed the Company $1,303 and $6, respectively, for the Company’s portion of the net proceeds from the sale of gas, gas products and residue gas.
Sand Supply
Muskie, an entity affiliated with Wexford, processes and sells fracking grade sand for oil and natural gas operations. The Company began purchasing sand from Muskie in March 2013. On May 16, 2013, the Company entered into a master services agreement with Muskie, pursuant to which Muskie agreed to sell custom natural sand proppant to the Company based on the Company’s requirements. The Company is not obligated to place any orders with, or accept any offers from, Muskie for sand proppant. The agreement may be terminated at the option of either party on 30 days’ notice. The Company incurred costs of $743 for the year ended December 31, 2013. As of December 31, 2013, the Company did not owe Muskie any amounts.
Midland Lease
Effective May 15, 2011, the Company occupied corporate office space in Midland, Texas under a lease with a five-year term. The office space is owned by an entity controlled by an affiliate of Wexford. The Company paid $214, $155 and $40 for the years ended December 31, 2013, 2012 and 2011, respectively, under this lease. In the second and third quarters of 2013, the Company amended this agreement to increase the size of the leased premises. The monthly rent under the lease increased from $13 to $15 beginning on August 1, 2013 and increased further to $25 beginning on October 1, 2013. The monthly rent will continue to increase approximately 4% annually on June 1 of each year during the remainder of the lease term.

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

Oklahoma City Lease
Effective January 1, 2012, the Company occupied corporate office space in Oklahoma City, Oklahoma under a lease with a 67 month term. The office space is owned by an entity controlled by an affiliate of Wexford. The Company paid $244 and $329 for the years ended December 31, 2013 and 2012, respectively, under this lease. Effective April 1, 2013, this lease was amended to increase the size of the leased premises, at which time our monthly base rent increased to $19 for the remainder of the lease term. The Company is also responsible for paying a portion of specified costs, fees and expenses associated with the operation of the premises.
Advisory Services Agreement & Professional Services from Wexford
The Company entered into an advisory services agreement (the “Advisory Services Agreement”) with Wexford, dated as of October 11, 2012, under which Wexford provides the Company with general financial and strategic advisory services related to the business in return for an annual fee of $500, plus reasonable out-of-pocket expenses. The Advisory Services Agreement has a term of two years commencing on October 18, 2012, and will continue for additional one-year periods unless terminated in writing by either party at least ten days prior to the expiration of the then current term. It may be terminated at any time by either party upon 30 days prior written notice. In the event the Company terminates such agreement, it is obligated to pay all amounts due through the remaining term. In addition, the Company agreed to pay Wexford to-be-negotiated market-based fees approved by the Company’s independent directors for such services as may be provided by Wexford at the Company’s request in connection with future acquisitions and divestitures, financings or other transactions in which the Company may be involved. The services provided by Wexford under the Advisory Services Agreement do not extend to the Company’s day-to-day business or operations. The Company has agreed to indemnify Wexford and its affiliates from any and all losses arising out of or in connection with the Advisory Services Agreement except for losses resulting from Wexford’s or its affiliates’ gross negligence or willful misconduct. The Company incurred total costs of $500 and $191 for the years ended December 31, 2013 and 2012, respectively, under the Advisory Services Agreement. Wexford provides certain professional services to the Company, for which the Company incurred total costs of $119 for the year ended December 31, 2012. As of December 31, 2013 and December 31, 2012, the Company owed Wexford no amounts and $113, respectively. These amounts are included in accounts payable-related party in the accompanying consolidated balance sheets. The Company did not incur any costs for professional services from Wexford during the year ended December 31, 2011.
Secondary Offering Costs
On June 24, 2013, Gulfport and certain entities controlled by Wexford completed an underwritten secondary public offering of 6,000 shares of the Company’s common stock and, on July 5, 2013, the underwriters purchased an additional 869 shares of the Company’s common stock from these selling stockholders pursuant to an option to purchase such additional shares granted to the underwriters. The shares were sold to the public at $34.75 per share and the selling stockholders received all proceeds from this offering. The Company incurred costs of approximately $185 related to the secondary public offering.
On November 13, 2013, Gulfport completed an underwritten secondary public offering of 2,000 shares of the Company’s common stock that were owned by Gulfport. The shares were sold to the public at $53.46 per share and the selling stockholder received all proceeds from this offering. The Company incurred costs of approximately $53 related to the secondary public offering.
11.    INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As discussed in Note 2—Summary of Significant Accounting Policies, Diamondback Energy LLC merged with and into Diamondback on October 11, 2012 and, accordingly, Diamondback has filed a consolidated return for the period October 11, 2012 through December 31, 2012. Prior to the Merger, the Predecessors were not subject to corporate income taxes. The Company is subject to corporate income taxes and the Texas margin tax.

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

The components of the provision for income taxes for the years ended December 31, 2013 and 2012 are as follows:

	Year Ended December 31,
	2013	2012
Current income tax provision:
Federal	$191	$—
State	—	—
Total current income tax provision	191	—
Deferred income tax provision:
Federal	30,768	53,319
State	795	1,584
Total deferred income tax provision	31,563	54,903
Total provision for income taxes	$31,754	$54,903

Deferred recognized at date of Merger - change in tax status of Predecessors		54,142
Deferred as a result of operations from October 11, 2012 through December 31, 2012		761

A reconciliation of the statutory federal income tax amount to the recorded expense is as follows:

	Year Ended December 31,
	2013	2012
Income tax expense at the federal statutory rate (35%)	$30,231	$6,434
Deduction for pre-merger LLC earnings	—	(5,717)
Income tax expense relating to change in tax status	—	54,142
State income tax expense, net of federal tax benefit	517	42
Non-deductible expenses	1,006	2
Provision for income taxes	$31,754	$54,903

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

The components of the Company’s deferred tax assets and liabilities as of December 31, 2013 and 2012 are as follows:

	December 31,
	2013	2012
Current:
Deferred tax assets
Derivative instruments	$—	$1,857
Other	265	—
Total current deferred tax assets	265	1,857
Deferred tax liabilities
Derivative instruments	153	—
Total current deferred tax liabilities	153	—
Net current deferred tax assets	112	1,857
Noncurrent:
Deferred tax assets
Net operating loss carryforwards (subject to 20 year expiration)	—	1,577
Stock based compensation	346	930
Alternative minimum tax credit carryforward	191	—
Other	20	—
Total noncurrent deferred tax assets	557	2,507
Deferred tax liabilities
Oil and natural gas properties and equipment	92,321	64,636
Other	—	566
Total noncurrent deferred tax liabilities	92,321	65,202
Net noncurrent deferred tax liabilities	91,764	62,695
Net deferred tax liabilities	$91,652	$60,838

As of December 31, 2013, the Company had a federal net operating loss carryforward of $5,833. However, a related deferred tax asset is not reflected as the excess tax benefit has not been recognized for certain stock-based compensation deductions which have not reduced current taxes payable. As of December 31, 2013, the Company also had recognized a $191 deferred tax asset related to alternative minimum tax credits which have no expiration date and will be available or use against tax on future taxable income.

12. DERIVATIVES

All derivative financial instruments are recorded at fair value. The Company has not designated its derivative instruments as hedges for accounting purposes and, as a result, marks its derivative instruments to fair value and recognizes the cash and non-cash changes in fair value in the combined consolidated statements of operations under the caption “Gain (loss) on derivative instruments, net.”

The Company has used price swap contracts to reduce price volatility associated with certain of its oil sales. With respect to the Company’s fixed price swap contracts, the counterparty is required to make a payment to the Company if the settlement price for any settlement period is less than the swap price, and the Company is required to make a payment to the counterparty if the settlement price for any settlement period is greater than the swap price. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing, Argus Louisiana light sweet pricing or Inter–Continental Exchange (“ICE”) pricing for Brent crude oil. The counterparty to the Company’s derivative contracts is Wells Fargo Bank, N.A., who the Company believes is an acceptable credit risk.

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

As of December 31, 2013, the Company had open crude oil derivative positions with respect to future production as set forth in the tables below. When aggregating multiple contracts, the weighted average contract price is disclosed.

Crude Oil—Argus Louisiana Light Sweet Fixed Price Swap

Production Period	Volume (Bbls)	Fixed Swap Price
January - December 2014	944,000	$98.78
January 2015	31,000	101.00

Crude Oil—ICE Brent Fixed Price Swap

Production Period	Volume (Bbls)	Fixed Swap Price
January - April 2014	120,000	$109.70

Balance sheet offsetting of derivative assets and liabilities
The fair value of swaps is generally determined using established index prices and other sources which are based upon, among other things, futures prices and time to maturity. These fair values are recorded by netting asset and liability positions that are with the same counterparty and are subject to contractual terms which provide for net settlement.

The following tables present the gross amounts of recognized derivative assets and liabilities, the amounts offset under master netting arrangements with counterparties and the resulting net amounts presented in the Company’s consolidated balance sheets as of December 31, 2013 and December 31, 2012.

	December 31, 2013
	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Consolidated Balance Sheet	Net Amounts of Assets Presented in the Consolidated Balance Sheet
Derivative assets	$998	$(567)	$431

	December 31, 2012
	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Consolidated Balance Sheet	Net Amounts of Liabilities Presented in the Consolidated Balance Sheet
Derivative liabilities	$5,205	$—	$5,205

The net amounts are classified as current or noncurrent based on their anticipated settlement dates. The net fair value of the Company’s derivative assets and liabilities and their locations on the consolidated balance sheet are as follows:

	December 31,	December 31,
	2013	2012
Current Assets: Derivative instruments	$213	$—
Noncurrent Assets: Derivative instruments	218	—
Total Assets	$431	$—

Current Liabilities: Derivative instruments	$—	$4,817
Noncurrent Liabilities: Derivative instruments	—	388
Total Liabilities	$—	$5,205

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

None of the Company’s derivatives have been designated as hedges. As such, all changes in fair value are immediately recognized in earnings. The following table summarizes the gains and losses on derivative instruments included in the combined consolidated statements of operations:

	Year Ended December 31,
	2013	2012	2011
Non-cash gain (loss) on open non-hedge derivative instruments	$5,346	$8,057	$(12,972)
Loss on settlement of non-hedge derivative instruments	(7,218)	(5,440)	(37)
Gain (loss) on derivative instruments	$(1,872)	$2,617	$(13,009)

13.    FAIR VALUE MEASUREMENTS
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.
The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy. The Company uses appropriate valuation techniques based on available inputs to measure the fair values of its assets and liabilities.
Level 1 - Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities in active markets as of the reporting date.
Level 2 - Observable market-based inputs or unobservable inputs that are corroborated by market data. These are inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3 - Unobservable inputs that are not corroborated by market data and may be used with internally developed methodologies that result in management’s best estimate of fair value.
Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.
Assets and Liabilities Measured at Fair Value on a Recurring Basis
Certain assets and liabilities are reported at fair value on a recurring basis, including the Company’s derivative instruments. The fair values of the Company’s fixed price crude oil swaps are measured internally using established commodity futures price strips for the underlying commodity provided by a reputable third party, the contracted notional volumes, and time to maturity. These valuations are Level 2 inputs.
The following table provides fair value measurement information for financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2013 and December 31, 2012.

	Fair value measurements at December 31, 2013 using:
	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
Assets:
Fixed price swaps	$—	$431	$—	$431

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

	Fair value measurements at December 31, 2012 using:
	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
Liabilities:
Fixed price swaps	$—	$5,205	$—	$5,205

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis
The following table provides the fair value of financial instruments that are not recorded at fair value in the combined consolidated financial statements.

	December 31, 2013		December 31, 2012
	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value
Debt:
Revolving credit facility	$10,000	$10,000	$—	$—
7.625% Senior Notes due 2021	450,000	460,406	—	—
Note payable	—	—	338	305
The fair value of the revolving credit facility approximates its carrying value based on borrowing rates available to the Company for bank loans with similar terms and maturities and is classified as Level 2 in the fair value hierarchy. The fair value of the Senior Notes was determined using the December 31, 2013 quoted market price, a Level 1 classification in the fair value hierarchy. The fair value of the note payable is determined using internal discounted cash flow calculations based on the interest rate and payment terms of the note payable. The fair value of the note payable is classified as Level 3 in the fair value hierarchy.

14.    COMMITMENTS AND CONTINGENCIES

In September 2010, Windsor Permian (now known as Diamondback O&G LLC) purchased certain property in Goodhue County, Minnesota, that was prospective for hydraulic fracturing grade sand. Prior to the purchase, the prior owners of the property had entered into a Mineral Development Agreement with the plaintiff and the Company purchased the property subject to that agreement. Windsor Permian subsequently contributed the property to Muskie. In an amended complaint filed in November 2012 by the plaintiff against the prior owners of the property, Windsor Permian and certain affiliates of Windsor Permian in the first judicial district court in Goodhue County, Minnesota, the plaintiff seeks damages from the Company and the other defendants alleging, among other things, interference with contractual relationship, interference with prospective advantage and unjust enrichment. In an order filed on May 24, 2013, the judge denied certain motions made by the defendants and set a trial date to determine liability, with a damage phase of the matter to commence on a later date if there is a determination of liability. Following a trial on the liability phase on June 21, 2013, the jury determined that the defendants intentionally interfered with plaintiff’s contract but that the interference did not cause the plaintiff to be unable to acquire mining permits prior to the enactment of the moratorium by Goodhue County. In an order filed on July 10, 2013, the judge ordered the damage phase to be set for trial following a pretrial and scheduling conference, and the parties have agreed upon a schedule for pretrial activities. Subsequently, the plaintiff disclosed a new damage theory, and the defendants filed motions with the court to dismiss plaintiff’s claims on the grounds that the damage claim is speculative and that plaintiff cannot prove damages as a matter of law. Plaintiff also filed a motion for leave to amend its complaint to assert a punitive damage claim. The motions were argued in December 2013 and the Company currently anticipate a ruling before the end of March 2014. The Company believes these claims are without merit and will continue to vigorously defend this action. While management has determined that the possibility of loss is remote, litigation is inherently uncertain and management cannot determine the amount of loss, if any, that may result.

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

The Company could be subject to various possible loss contingencies which arise primarily from interpretation of federal and state laws and regulations affecting the natural gas and crude oil industry. Such contingencies include differing interpretations as to the prices at which natural gas and crude oil sales may be made, the prices at which royalty owners may be paid for production from their leases, environmental issues and other matters. Management believes it has complied with the various laws and regulations, administrative rulings and interpretations.

Lease Commitments
The following is a schedule of minimum future lease payments with commitments that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2013.

Year Ending December 31,	Office and Equipment Leases

2014	$667
2015	682
2016	505
2017	301
2018	25
Thereafter	—
Total	$2,180

The Company leases office space in Midland, Texas from a third party and leases office space in Midland, Texas and Oklahoma City, Oklahoma from related parties. Refer to Note 10—Related Party Transactions for further information on the related party lease agreements. In March 2011, the Company began leasing field office space in Midland, Texas from a third party. The lease term is 84 months with equal monthly installments that escalate 3% annually on March 1st of each year. The following table presents rent expense for the years ended December 31, 2013, 2012 and 2011.

	For the years ended
	December 31,
	2013	2012	2011
Rent Expense	$571	$547	$74
Drilling contracts
As of December 31, 2013, the Company had entered into drilling rig contracts with one related party and various third parties in the ordinary course of business to ensure rig availability to complete the Company’s drilling projects. Refer to Note 10—Related Party Transactions for further information on the related party drilling agreement. These commitments are not recorded in the accompanying consolidated balance sheets. Future commitments as of December 31, 2013 total approximately $4,729.
Oil production purchase agreement
On May 24, 2012, the Company entered into an oil purchase agreement with Shell Trading, in which the Company is obligated to commence delivery of specified quantities of oil to Shell Trading upon completion of the reversal of the Magellan Longhorn pipeline and its conversion for oil shipment, which occurred on October 1, 2013. The Company’s agreement with Shell Trading has an initial term of 5 years from the completion date. The Company’s maximum delivery obligation under this agreement is 8 gross barrels per day. The Company has a one-time right to elect to decrease the contract quantity by not more than 20% of the then-current quantity, which decreased contract quantity will be effective for the remainder of the term of the agreement. The Company will receive the price per barrel of oil based on the arithmetic average of the daily settlement price for “Light Sweet Crude Oil” Prompt Month future contracts reported by the New York Mercantile Exchange over the one-month period, as adjusted based on adjustment formulas specified in the agreement. If the Company fails to deliver the required quantities of oil under the agreement during any three-month period following the service commencement date, the Company has agreed to

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

pay Shell Trading a deficiency payment, which is calculated by multiplying (i) the volume of oil that the Company failed to deliver as required under the agreement during such period by (ii) Magellan’s Longhorn Spot tariff rate in effect for transportation from Crane, Texas to the Houston Ship Channel for the period of time for which such deficiency volume is calculated. The agreement may be terminated by Shell Trading in the event that Shell Trading’s contract for transportation on the pipeline is terminated.
Fracturing and well stimulation agreement
The Company has a contractual obligation with a third-party service provider for fracturing and well stimulation services. The agreement has a term through March 31, 2014. As of December 31, 2013, the future minimum commitment was approximately $3,600.

Defined contribution plan
The Company sponsors a 401(k) defined contribution plan for the benefit of substantially all employees at their date of hire. The plan allows eligible employees to contribute up to 100% of their annual compensation, not to exceed annual limits established by the federal government. The Company makes matching contributions of up to 6% of an employee’s compensation and may make additional discretionary contributions for eligible employees. Employer contributions vest in equal annual installments over a 4 year period. For the year ended December 31, 2013 and 2012 the Company paid $262 and $86, respectively, in contributions to the plan. Prior to 2012, the previous plan was sponsored under the shared service agreements discussed in Note 10—Related Party Transactions and the Company did not directly contribute to the previous plan.

15.    SUBSEQUENT EVENTS

On January 2, 2014 the Company granted 79 performance awards with a combination of market and service vesting criteria and 79 restricted stock awards with service vesting criteria under the 2012 Plan. For the performance awards the Company will use an appropriate fair value model to determine the fair value on the date of grant of the performance stock awards, which is expensed over the applicable two year vesting period of these awards. For the restricted stock awards the Company will estimate the fair values of restricted stock awards as the closing price of the Company’s common stock on the grant date of the award, which is expensed over the applicable two year vesting period of these awards.

On January 28, 2014, the Company entered into a new commodity contract with JP Morgan Chase Bank, National Association. The derivative is a fixed price oil swap that will settle against the weighted average price per barrel of Argus Louisiana light sweet during the calculation period. The following table presents the terms of the contract:

		Fixed Swap
	Volumes (Bbls)	Price	Production Period
Crude Oil—Argus Louisiana Light Sweet Fixed Price Swap	365,000	$96.75	February 2014	-	January 2015

On February 19, 2014, the Company entered into a new commodity contract with Wells Fargo Bank, N. A. The derivative is a fixed price oil swap that will settle against the calendar month average price per barrel of Argus Louisiana light sweet during the calculation period. The following table presents the terms of the contract:

		Fixed Swap
	Volumes (Bbls)	Price	Production Period
Crude Oil—Argus Louisiana Light Sweet Fixed Price Swap	365,000	$100.60	March 2014	-	February 2015

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

16. SUPPLEMENTAL INFORMATION ON OIL AND NATURAL GAS OPERATIONS (Unaudited)
The Company’s oil and natural gas reserves are attributable solely to properties within the United States.
Capitalized oil and natural gas costs
Aggregate capitalized costs related to oil and natural gas production activities with applicable accumulated depreciation, depletion, amortization and impairment are as follows:

	December 31,
	2013	2012
Oil and Natural Gas Properties:
Proved properties	$1,278,799	$576,497
Unproved properties	369,561	121,245
Total Oil and Natural Gas Properties	1,648,360	697,742
Less Accumulated depreciation, depletion, amortization and impairment	(210,837)	(145,102)
Net oil and natural gas properties capitalized	$1,437,523	$552,640
Costs incurred in oil and natural gas activities
Costs incurred in oil and natural gas property acquisition, exploration and development activities are as follows:

	Year Ended December 31,
	2013	2012	2011
Acquisition costs
Proved properties	$339,130	$115,760	$—
Unproved properties	279,402	117,395	3,704
Development costs	88,460	106,261	75,374
Exploration costs	242,929	17,547	11,226
Capitalized asset retirement costs	697	948	297
Total	$950,618	$357,911	$90,601

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

Results of Operations from Oil and Natural Gas Producing Activities
The following schedule sets forth the revenues and expenses related to the production and sale of oil and natural gas. It does not include any interest costs or general and administrative costs and, therefore, is not necessarily indicative of the contribution to consolidated net operating results of our oil, natural gas and natural gas liquids operations.

	Year Ended December 31,
	2013	2012	2011
Oil, natural gas and natural gas liquid sales	$208,002	$74,962	$47,875
Lease operating expenses	(21,157)	(15,247)	(9,931)
Production and ad valorem taxes	(12,899)	(5,237)	(3,032)
Gathering and transportation	(918)	(424)	(202)
Depreciation, depletion, and amortization	(65,821)	(25,772)	(15,377)
Asset retirement obligation accretion expense	(201)	(98)	(65)
Income tax expense	(31,754)	(54,903)	—
Results of operations	$75,252	$(26,719)	$19,268

Pro forma information
Pro forma results of operations before income taxes		$28,184
Pro forma income tax(1)		(10,083)
Pro forma results of operations		$18,101

(1)
Diamondback Energy, Inc. was formed as a holding company on December 30, 2011, and did not conduct any material business operations prior to the Merger. Diamondback Energy, Inc. is a C-Corp under the Internal Revenue Code and is subject to income taxes. The Company computed a pro forma income tax provision as if the Company and the Predecessors were subject to income taxes since December 31, 2011. The pro forma tax provision has been calculated at a rate based upon a federal corporate level tax rate and a state tax rate, net of federal benefit, incorporating permanent differences.

Oil and Natural Gas Reserves
Proved oil and natural gas reserve estimates as of December 31, 2013, 2012 and 2011 were prepared by Ryder Scott Company, L.P., independent petroleum engineers. Proved reserves were estimated in accordance with guidelines established by the SEC, which require that reserve estimates be prepared under existing economic and operating conditions based upon the 12-month unweighted average of the first-day-of-the-month prices.
There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves. Oil and natural gas reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be precisely measured and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered.

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

The changes in estimated proved reserves are as follows:

		Natural Gas
	Oil	Liquids	Natural Gas
	(Bbls)	(Bbls)	(Mcf)
Proved Developed and Undeveloped Reserves:
As of January 1, 2011	19,630,160	5,832,967	22,695,080

Extensions and discoveries	1,799,175	466,538	1,884,192
Revisions of previous estimates	(2,879,429)	(1,163,130)	(3,614,167)
Purchase of reserves in place	—	—	—
Production	(449,433)	(86,815)	(413,640)
As of December 31, 2011	18,100,473	5,049,560	20,551,465

Extensions and discoveries	3,106,433	869,741	3,759,684
Revisions of previous estimates	(1,464,243)	(5,811)	383,335
Purchase of reserves in place	7,210,482	2,521,053	10,709,180
Production	(756,286)	(183,114)	(833,516)
As of December 31, 2012	26,196,859	8,251,429	34,570,148

Extensions and discoveries	17,041,744	4,597,856	24,184,540
Revisions of previous estimates	(5,943,164)	(3,455,306)	(5,786,180)
Purchase of reserves in place	7,328,162	1,672,824	10,441,485
Production	(2,022,749)	(361,079)	(1,730,497)
As of December 31, 2013	42,600,852	10,705,724	61,679,496

Proved Developed Reserves:
January 1, 2011	3,371,460	1,126,431	4,336,720
December 31, 2011	3,949,099	1,263,711	5,285,945
December 31, 2012	7,189,367	2,999,440	12,864,941
December 31, 2013	19,789,965	4,973,493	31,428,756

Proved Undeveloped Reserves:
January 1, 2011	16,258,700	4,706,536	18,358,360
December 31, 2011	14,151,375	3,785,850	15,265,520
December 31, 2012	19,007,492	5,251,989	21,705,207
December 31, 2013	22,810,887	5,732,231	30,250,740
Revisions represent changes in previous reserves estimates, either upward or downward, resulting from new information normally obtained from development drilling and production history or resulting from a change in economic factors, such as commodity prices, operating costs or development costs.

The Company experienced downward reserve revisions in estimated proved oil, natural gas and natural gas liquid reserves in 2013. The downward revisions were primarily a result of downgrading 92 vertical locations that were booked as PUDs to probable in accordance with the SEC five year PUD rule.

The Company experienced downward reserve revisions in estimated proved oil and natural gas liquid reserves in 2012.  These downward revisions were primarily a result from lower product pricing in 2012 as compared to 2011 causing wells to reach their economic limit sooner.  The upward revision in natural gas reserves is the result of higher producing natural gas to oil ratios than previously projected, which more than offset the reduction resulting from lower natural gas prices.

The Company experienced downward reserve revisions in estimated proved reserves in 2011. These downward revisions were primarily the result of negative revisions in proved undeveloped wells due to offset well performance; exclusion of proved undeveloped locations that were not scheduled to be drilled within the next five

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

years; and the movement of reserves previously categorized as proved undeveloped to probable reserves due to changes in booking methodology used by our independent petroleum engineers as well as performance of wells in one prospect area.
Standardized Measure of Discounted Future Net Cash Flows
The following information has been prepared in accordance with the provisions of the FASB Codification, Topic 932– “Extractive Activities—Oil and Gas.” The standardized measure of discounted future net cash flows are based on the unweighted average, first-day-of-the-month price. The projections should not be viewed as realistic estimates of future cash flows, nor should the “standardized measure” be interpreted as representing current value to the Company. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs may vary.
The following table sets forth the standardized measure of discounted future net cash flows attributable to the Company’s proved oil and natural gas reserves as of December 31, 2013, 2012 and 2011.

	December 31,
	2013	2012	2011
Future cash inflows	$4,604,241	$2,769,485	$2,049,520
Future development costs	(517,075)	(541,445)	(410,350)
Future production costs	(806,895)	(773,611)	(497,808)
Future production taxes	(318,396)	(140,758)	(104,856)
Future income tax expenses	(674,260)	(334,903)	—
Future net cash flows	2,287,615	978,768	1,036,506
10% discount to reflect timing of cash flows	(1,311,976)	(611,548)	(671,894)
Standardized measure of discounted future net cash flows	$975,639	$367,220	$364,612

In the table below the average first-day-of–the-month price for oil, natural gas and natural gas liquids is presented, all utilized in the computation of future cash inflows.

	December 31,
	2013	2012	2011
	Unweighted Arithmetic Average
	First-Day-of-the-Month Prices
Oil (per Bbl)	$92.59	$88.13	$93.09
Natural gas (per Mcf)	$4.13	$2.86	$3.91
Natural gas liquids (per Bbl)	$37.82	$43.88	$56.33

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

Principal changes in the standardized measure of discounted future net cash flows attributable to the Company’s proved reserves are as follows:

	Year Ended December 31,
	2013	2012	2011
Standardized measure of discounted future net cash flows at the beginning of the period	$367,220	$364,612	$339,001
Sales of oil and natural gas, net of production costs	(173,946)	(54,208)	(34,711)
Purchase of minerals in place	305,109	107,897	—
Extensions and discoveries, net of future development costs	552,450	79,293	73,571
Previously estimated development costs incurred during the period	76,631	88,849	87,530
Net changes in prices and production costs	51,828	(76,515)	82,364
Changes in estimated future development costs	(5,822)	8,309	(82,855)
Revisions of previous quantity estimates	(126,993)	(22,882)	(98,533)
Accretion of discount	57,988	36,461	33,900
Net change in income taxes	(168,570)	(125,542)	—
Net changes in timing of production and other	39,744	(39,054)	(35,655)
Standardized measure of discounted future net cash flows at the end of the period	$975,639	$367,220	$364,612

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

17. QUARTERLY FINANCIAL DATA (Unaudited)

The Company’s unaudited quarterly financial data for 2013 and 2012 is summarized below.

	2013
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Revenues	$28,909	$45,394	$57,791	$75,908
Income from operations	8,662	19,383	29,423	37,726
Income tax expense	3,162	7,802	9,099	11,691
Net income (loss)	$5,396	$14,471	$14,596	$20,124
Earnings per common share
Basic	$0.15	$0.37	$0.33	$0.43
Diluted	$0.15	$0.36	$0.33	$0.42

	2012
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Revenues	$16,351	$16,030	$16,814	$25,767
Income from operations	6,737	4,307	4,086	2,177
Income tax expense	—	—	—	54,903
Net income (loss)	$1,477	$13,624	$452	$(52,074)

Pro forma information
Income before income taxes	$1,477	$13,624	$452	$2,829
Pro forma provision for income taxes	526	4,857	161	1,009
Pro forma net income	$951	$8,767	$291	$1,820
Pro forma earnings per share:
Basic	$0.06	$0.60	$0.02	$0.05
Diluted	$0.06	$0.60	$0.02	$0.05

Pro Forma Income Taxes
Diamondback Energy, Inc. was formed as a holding company on December 30, 2011, and did not conduct any material business operations prior to the Merger. Diamondback Energy, Inc. is a C-Corp under the Internal Revenue Code and is subject to income taxes. The Company computed a pro forma income tax provision as if the Company and the Predecessors were subject to income taxes since December 31, 2011. The pro forma tax provision has been calculated at a rate based upon a federal corporate level tax rate and a state tax rate, net of federal benefit, incorporating permanent differences.
Pro Forma Earnings per Share
The Company’s pro forma basic earnings per share amounts have been computed based on the weighted-average number of shares of common stock outstanding for the period, as if the common shares issued upon the Merger were outstanding for the entire year. Diluted earnings per share reflects the potential dilution, using the treasury stock method, which assumes that options were exercised and restricted stock awards and units were fully vested. During periods in which the Company realizes a net loss, options and restricted stock awards would not be dilutive to net loss per share and conversion into common stock is assumed not to occur.

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

18.    GUARANTOR FINANCIAL STATEMENTS
Diamondback E&P and Diamondback O&G are unconditional guarantor’s (the “Guarantor Subsidiaries”) of the Senior Notes and the second amended and restated credit agreement. On June 23, 2014, in connection with the initial public offering of Viper Energy Partners LP (“Viper”) the Company designated Viper, its general partner, Viper Energy Partners GP, and Viper’s subsidiary Viper Energy Partners LLC as unrestricted subsidiaries under the Indenture and upon such designation, Viper Energy Partners LLC, which was a guarantor under the Indenture prior to such designation, was released as a guarantor under the Indenture. Viper Energy Partners LLC is a limited liability company formed on September 18, 2013 to own and acquire mineral and other oil and natural gas interests in properties in the Permian Basin in West Texas. The following presents condensed consolidated financial information as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 on an issuer (parent company), Guarantor Subsidiaries, Non–Guarantor Subsidiaries and consolidated basis. Elimination entries presented are necessary to combine the entities. The information is presented in accordance with the requirements of Rule 3-10 under the SEC’s Regulation S-X. The financial information may not necessarily be indicative of results of operations, cash flows or financial position had the Guarantor Subsidiaries operated as independent entities. The Company has not presented separate financial and narrative information for each of the Guarantor Subsidiaries because it believes such financial and narrative information would not provide any additional information that would be material in evaluating the sufficiency of the Guarantor Subsidiaries.

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

Condensed Consolidated Balance Sheet
December 31, 2013
			Non–
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$526	$14,267	$762	$—	$15,555
Accounts receivable	—	28,544	—	9,426	37,970
Accounts receivable - related party	—	1,303	—	—	1,303
Royalty income receivable	—	—	9,426	(9,426)	—
Intercompany receivable	715,169	413,744	—	(1,128,913)	—
Intercompany note receivable	440,000	—	—	(440,000)	—
Inventories	—	5,631	—	—	5,631
Deferred income taxes	112	—	—	—	112
Other current assets	—	1,397	—	—	1,397
Total current assets	1,155,807	464,886	10,188	(1,568,913)	61,968
Property and equipment
Oil and natural gas properties, at cost, based on the full cost method of accounting	—	1,200,326	448,034	—	1,648,360
Pipeline and gas gathering assets	—	6,142	—	—	6,142
Other property and equipment	—	4,071	—	—	4,071
Accumulated depletion, depreciation, amortization and impairment	—	(207,037)	(5,199)	—	(212,236)
	—	1,003,502	442,835	—	1,446,337
Investment in subsidiaries	235,334	—	—	(235,334)	—
Other assets	10,207	3,102	—	—	13,309
Total assets	$1,401,348	$1,471,490	$453,023	$(1,804,247)	$1,521,614
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable-trade	$—	$2,679	$—	$—	$2,679
Accounts payable-related party	—	17	—	—	17
Intercompany payable	3,920	1,115,214	87	(1,119,221)	—
Intercompany accrued interest	—	—	9,692	(9,692)	—
Other current liabilities	10,123	108,245	256	—	118,624
Total current liabilities	14,043	1,226,155	10,035	(1,128,913)	121,320
Long-term debt	450,000	10,000	—	—	460,000
Intercompany note payable	—	—	440,000	(440,000)	—
Asset retirement obligations	—	2,989	—	—	2,989
Deferred income taxes	91,764	—	—	—	91,764
Total liabilities	555,807	1,239,144	450,035	(1,568,913)	676,073
Commitments and contingencies
Stockholders’ equity:	845,541	232,346	2,988	(235,334)	845,541
Total equity	845,541	232,346	2,988	(235,334)	845,541
Total liabilities and equity	$1,401,348	$1,471,490	$453,023	$(1,804,247)	$1,521,614

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

Condensed Consolidated Balance Sheet
December 31, 2012
			Non–
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$14	$26,344	$—	$—	$26,358
Accounts receivable	—	14,040	—	—	14,040
Accounts receivable - related party	—	772	—	—	772
Intercompany receivable	381,495	24,940	—	(406,435)	—
Inventories	—	6,195	—	—	6,195
Deferred income taxes	1,857	—	—	—	1,857
Other current assets	39	1,014	—	—	1,053
Total current assets	383,405	73,305	—	(406,435)	50,275
Property and equipment
Oil and natural gas properties, at cost, based on the full cost method of accounting	—	697,742	—	—	697,742
Other property and equipment	—	2,337	—	—	2,337
Accumulated depletion, depreciation, amortization and impairment	—	(145,837)	—	—	(145,837)
	—	554,242	—	—	554,242
Investment in subsidiaries	144,461	—	—	(144,461)	—
Other assets	—	2,184	—	—	2,184
Total assets	$527,866	$629,731	$—	$(550,896)	$606,701
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable-trade	$9	$12,132	$—	$—	$12,141
Accounts payable-related party	—	18,813	—	—	18,813
Intercompany payable	3,020	403,415	—	(406,435)	—
Other current liabilities	74	48,204	—	—	48,278
Total current liabilities	3,103	482,564	—	(406,435)	79,232
Long-term debt	—	193	—	—	193
Asset retirement obligations	—	2,125	—	—	2,125
Other liabilities	—	388	—	—	388
Deferred income taxes	62,695	—	—	—	62,695
Total liabilities	65,798	485,270	—	(406,435)	144,633
Commitments and contingencies
Stockholders’ equity:	462,068	144,461	—	(144,461)	462,068
Total equity	462,068	144,461	—	(144,461)	462,068
Total liabilities and equity	$527,866	$629,731	$—	$(550,896)	$606,701

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

Condensed Consolidated Statement of Operations
Year Ended December 31, 2013
			Non–
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Revenues:
Oil sales	$—	$174,868	$—	$13,885	$188,753
Natural gas sales	—	5,852	—	397	6,249
Natural gas liquid sales	—	12,295	—	705	13,000
Royalty income	—	—	14,987	(14,987)	—
Total revenues	—	193,015	14,987	—	208,002
Costs and expenses:
Lease operating expenses	—	21,157	—	—	21,157
Production and ad valorem taxes	—	11,927	972	—	12,899
Gathering and transportation	—	918	—	—	918
Depreciation, depletion and amortization	—	61,398	5,199	—	66,597
General and administrative expenses	3,909	7,127	—	—	11,036
Asset retirement obligation accretion expense	—	201	—	—	201
Intercompany charges	—	—	87	(87)	—
Total costs and expenses	3,909	102,728	6,258	(87)	112,808
Income (loss) from operations	(3,909)	90,287	8,729	87	95,194
Other income (expense)
Interest income	1	—	—	—	1
Interest income - intercompany	5,741	—	—	(5,741)	—
Interest expense	(592)	(7,467)	—	—	(8,059)
Interest expense - intercompany	—	—	(5,741)	5,741	—
Other income - related party	—	1,077	—	—	1,077
Other income - intercompany	—	87	—	(87)	—
Other expense	—	—	—	—	—
Loss on derivative instruments, net	—	(1,872)	—	—	(1,872)
Total other income (expense), net	5,150	(8,175)	(5,741)	(87)	(8,853)
Income before income taxes	1,241	82,112	2,988	—	86,341
Provision for income taxes	31,754	—	—	—	31,754
Net income (loss)	$(30,513)	$82,112	$2,988	$—	$54,587

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

Condensed Consolidated Statement of Operations
Year Ended December 31, 2012
			Non–
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Revenues:
Oil sales	$—	$65,704	$—	$—	$65,704
Natural gas sales	—	2,379	—	—	2,379
Natural gas liquid sales	—	6,879	—	—	6,879
Total revenues	—	74,962	—	—	74,962
Costs and expenses:
Lease operating expenses	—	15,247	—	—	15,247
Production and ad valorem taxes	—	5,237	—	—	5,237
Gathering and transportation	—	424	—	—	424
Depreciation, depletion and amortization	—	26,273	—	—	26,273
General and administrative expenses	2,665	7,711	—	—	10,376
Asset retirement obligation accretion expense	—	98	—	—	98
Intercompany charges	—	84	—	(84)	—
Total costs and expenses	2,665	55,074	—	(84)	57,655
Income (loss) from operations	(2,665)	19,888	—	84	17,307
Other income (expense)
Interest income	—	3	—	—	3
Interest expense	—	(3,610)	—	—	(3,610)
Other income - related party	—	2,132	—	—	2,132
Other income - intercompany	—	84	—	(84)	—
Gain on derivative instruments, net	—	2,617	—	—	2,617
Loss from equity investment	—	(67)	—	—	(67)
Total other income (expense), net	—	1,159	—	(84)	1,075
Income (loss) before income taxes	(2,665)	21,047	—	—	18,382
Provision for income taxes	54,903	—	—	—	54,903
Net income (loss)	$(57,568)	$21,047	$—	$—	$(36,521)

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

Condensed Consolidated Statement of Operations
Year Ended December 31, 2011
			Non–
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Revenues:
Oil sales	$—	$2,582	$—	$—	$2,582
Oil sales - related party	—	38,873	—	—	38,873
Natural gas sales	—	1,647	—	—	1,647
Natural gas liquid sales	—	4,773	—	—	4,773
Oil and natural gas services - related party	—	1,491	—	—	1,491
Total revenues	—	49,366	—	—	49,366
Costs and expenses:
Lease operating expenses	—	10,597	—	—	10,597
Production and ad valorem taxes	—	2,366	—	—	2,366
Gathering and transportation	—	202	—	—	202
Oil and natural gas services	—	1,733	—	—	1,733
Depreciation, depletion and amortization	—	15,601	—	—	15,601
General and administrative expenses	—	3,655	—	—	3,655
Asset retirement obligation accretion expense	—	65	—	—	65
Intercompany charges	—	—	—	—	—
Total costs and expenses	—	34,219	—	—	34,219
Income from operations	—	15,147	—	—	15,147
Other income (expense)
Interest income	—	11	—	—	11
Interest expense	—	(2,528)	—	—	(2,528)
Loss on derivative instruments, net	—	(13,009)	—	—	(13,009)
Loss from equity investment	—	(7)	—	—	(7)
Total other expense, net	—	(15,533)	—	—	(15,533)

Net Loss	$—	$(386)	$—	$—	$(386)

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

Condensed Consolidated Statement of Cash Flows
Year Ended December 31, 2013
			Non–
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net cash provided by operating activities	$12,302	$138,630	$4,845	$—	$155,777

Cash flows from investing activities:
Additions to oil and natural gas properties	—	(288,503)	(4,083)	—	(292,586)
Acquisition of leasehold interests	—	(639,976)	—	—	(639,976)
Intercompany transfers	(729,344)	729,344	—	—	—
Other investing activities	—	(7,578)	—	—	(7,578)
Net cash used in investing activities	(729,344)	(206,713)	(4,083)	—	(940,140)
Cash flows from financing activities:
Proceeds from borrowing on credit facility	—	59,000	—	—	59,000
Repayment on credit facility	—	(49,000)	—	—	(49,000)
Proceeds from senior notes	450,000	—	—	—	450,000
Proceeds from public offerings	322,680	—	—	—	322,680
Distribution to parent	—	—	—	—	—
Intercompany transfers	(49,000)	49,000	—	—	—
Other financing activities	(6,126)	(2,994)	—	—	(9,120)
Net cash provided by financing activities	717,554	56,006	—	—	773,560

Net increase (decrease) in cash and cash equivalents	512	(12,077)	762	—	(10,803)
Cash and cash equivalents at beginning of period	14	26,344	—	—	26,358
Cash and cash equivalents at end of period	$526	$14,267	$762	$—	$15,555

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

Condensed Consolidated Statement of Cash Flows
Year Ended December 31, 2012
			Non–
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net cash provided by operating activities	$861	$48,831	$—	$—	$49,692

Cash flows from investing activities:
Additions to oil and natural gas properties	—	(111,797)	—	—	(111,797)
Acquisition of leasehold interests	—	(63,590)	—	—	(63,590)
Intercompany transfers	(107,961)	107,961	—	—	—
Other investing activities	—	(7,691)	—	—	(7,691)
Net cash used in investing activities	(107,961)	(75,117)	—	—	(183,078)
Proceeds from borrowing on credit facility	—	15,000	—	—	15,000
Repayment on credit facility	—	(100,000)	—	—	(100,000)
Proceeds from public offerings	237,164	—	—	—	237,164
Intercompany transfers	(130,050)	130,050	—	—	—
Other financing activities	—	(3,337)	—	—	(3,337)
Net cash provided by financing activities	107,114	45,671	—	—	152,785

Net increase in cash and cash equivalents	14	19,385	—	—	19,399
Cash and cash equivalents at beginning of period	—	6,959	—	—	6,959
Cash and cash equivalents at end of period	$14	$26,344	$—	$—	$26,358

Diamondback Energy, Inc. and Subsidiaries
Notes to Combined Consolidated Financial Statements-(Continued)
(Amounts in thousands, except per share, per BOE and acreage amounts)

Condensed Consolidated Statement of Cash Flows
Year Ended December 31, 2011
			Non–
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net cash provided by operating activities	$—	$30,998	$—	$—	$30,998

Cash flows from investing activities:
Additions to oil and natural gas properties	—	(80,174)	—	—	(80,174)
Deconsolidation of Bison	—	(10)	—	—	(10)
Proceeds from sale of membership interest in equity investment	—	6,010	—	—	6,010
Other investing activities	—	(6,934)	—	—	(6,934)
Net cash used in investing activities	—	(81,108)	—	—	(81,108)
Cash flows from financing activities:
Proceeds from borrowing on credit facility	—	40,233	—	—	40,233
Contributions by members	—	13,517	—	—	13,517
Other financing activities	—	(800)	—	—	(800)
Net cash provided by financing activities	—	52,950	—	—	52,950

Net increase in cash and cash equivalents	—	2,840	—	—	2,840
Cash and cash equivalents at beginning of period	—	4,119	—	—	4,119
Cash and cash equivalents at end of period	$—	$6,959	$—	$—	$6,959